INTERDIGITAL COMMUNICATIONS CORPORATION

                  (a Pennsylvania Corporation)


                             BY-LAWS

                (as amended through May 1, 1995)


         Section 1.1      Registered Office:

                  The Registered Office of the Corporation shall be at 2200 Renaissance Boulevard, Suite 105, King of Prussia, Pennsylvania until otherwise changed by the Board of Directors.

         Section 2.1      Place of Shareholders' Meetings:

                  Meetings of the shareholders shall be held at the Registered Office of the Corporation or at such other place within or without Pennsylvania as the Board of Directors may fix.

         Section 2.2      Annual Meeting of Shareholders:

                  An Annual Meeting of shareholders shall be held in every calendar year at such time as the Board of Directors may fix. At the Annual Meeting of shareholders, directors shall be elected to serve for the ensuing year or until their successors shall be duly elected and qualified, and there shall be transacted such other business as may properly be brought before the Meeting.

                  A financial report of the Corporation's business as of the close of the preceding fiscal year shall be presented at the Annual Meeting, and shall be sent to shareholders.

         Section 2.3      Special Meetings of Shareholders:

                  Special Meetings of shareholders may be called at any time by the Chairman of the Board, the President or the Board of Directors, or shareholders entitled to cast not less than one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person entitled to call a Special Meeting, it shall be the duty of the Secretary to fix the date of such Special Meeting to be held


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not less than five or more than sixty days after the receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons making the request may do so.

         Section 2.4      Notice of Shareholders' Meetings:

                  At least five days' written notice shall be given of any meeting of shareholders, unless a greater period of notice is required by law. Such notice shall specify the place, day and hour of the meeting, and in the case of a Special Meeting of shareholders, the general nature of the business to be transacted.

         Section 2.5      Waiver of Notice of Shareholders' Meetings:

                  Whenever written notice is required to be given by law, by the Articles or these By-Laws, a written waiver thereof signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a Special Meeting of shareholders, neither the business to be transacted nor the purpose of the meeting need be specified in the Waiver of Notice of such Meeting.

         Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 2.6      Quorum for Shareholders' Meetings:

                  The presence, in person or by proxy, of the shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on a matter to be voted upon at a meeting of shareholders shall constitute a quorum, and the acts of such quorum, at a duly organized meeting of shareholders, shall constitute the acts of all the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.



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         Section 2.7      Conduct of Shareholders' Meetings:

                  Meetings of the shareholders shall be presided over by the Chairman of the Board, or if he is not present, by the President or, if he is not present, by a Vice-President or, if none of the Chairman of the Board or the President or Vice-President is present, by a Chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary or one temporarily designated as such shall act as Secretary of the meeting.

         Section 2.8      Shareholders Participation by Telephone:

                  One or more shareholders may participate in any meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other.

         Section 2.9      Voting by Shareholders:

                  Except as otherwise provided by law or in the Articles, every shareholder of record shall have the right, at every shareholders' meeting, to one vote for every share standing in his name on the books of the Corporation. Every shareholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.

                  All voting and elections shall be taken viva voce unless a vote by ballot shall be demanded by a shareholder before the voting or election begins, or unless otherwise required by law or by the Articles.

         Section 2.10     Judges of Election:

                  In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of the meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three, and no candidate shall act as a Judge. On request of the Chairman of the meeting or of any shareholder or his

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proxy, the Judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

         Section 2.11     Adjournment of Meetings:

                  Adjournment of any meeting may be taken, but any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by the holders of at least a majority of the shares entitled to be voted at an election of directors, until such Directors have been elected. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. In case of any meeting called for the election of Directors, those who attend the second of such adjourned meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

         Section 3.1 Board of Directors, Number, Qualification, Elections, Term of Office and Compensation:

                  The business and affairs of the Corporation shall be managed by a Board of not less than five (5) nor more than fifteen (15) Directors, as may be fixed from time to time by the vote of a majority of the whole Board. Directors shall be of full age, but need not be residents of Pennsylvania or shareholders of the Corporation.

                  The Directors, other than any who may be elected by the holders of shares of any class or series of stock entitled to elect Directors separately pursuant to the terms of Articles Fifth of the Articles of Incorporation or any resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors shall be classified, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal as possible (each, individually a "Three Year Class", and collectively the "Three Year Classes"). Such Three Year Class which shall be elected at the Annual Meeting of Shareholders held in 1993 for a term expiring at the Annual Meeting of Shareholders to be held in 1996 shall be designated as "Class A"; the second Three Year Class to be elected at the Annual Meeting of

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Shareholders held in 1994 for a term expiring at the Annual Meeting of
Shareholders to be held in 1997 shall be designated as "Class B"; and the third Three Year Class to be elected at the Annual Meeting of Shareholders held in 1995 for a term expiring at the Annual Meeting of Shareholders to be held in 1998 shall be designated as "Class C". The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors pursuant to this
Section 3.1, in order to ensure that the three Three Year Classes shall be as nearly equal in number of possible. At each Annual Meeting of Shareholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election.

                  The Board of Directors shall have the authority to fix the compensation of Directors for their services and to authorize payment for expenses of attendance at meetings. A Director may also be a salaried officer or employee of the Corporation.

         Section 3.2      Quorum for Directors' Meetings:

A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. A Director who is present at a meeting shall be counted in determining the presence of a quorum even though a contract or transaction between the Corporation and such Director or another business in which such Director has a financial interest is authorized at the meeting.

         Section 3.3      Directors' Consent in Lieu of Meeting:

                  Any action which may be taken at a meeting of the Board of Directors or of any Committee thereof may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors or the members of the Committee, as the case may be, and shall be filed with the Secretary of the Corporation. One or more Directors may participate in a meeting of the Board of Directors or a Committee thereof by means of a conference telephone or similar

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communications equipment by means of which all persons participating in such meeting can hear each other.

         Section 3.4      Vacancies in Board of Directors:

                  Except as otherwise provided for or fixed pursuant to the Articles of Incorporation of the Corporation, newly created directorships resulting from an increase in the number of Directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of a majority of the remaining members of the Board, even though less than a quorum. Any person so elected shall hold office for the remainder of the full term of the class of Directors in which the directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         Section 3.5      Place of Meeting of Board of Directors:

                  The meetings of the Board of Directors may be held at such place within Pennsylvania, or elsewhere, as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

         Section 3.6      Organization Meeting of the Board of
                          Directors:

                  After the election of Directors by the shareholders, the newly elected Board may meet for the purpose of organization or otherwise:

                           (a) Immediately following their election, or at such
                  time and place as shall be fixed by vote of the shareholders at the Annual Meeting (and in either such case no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting, provided a majority of the whole Board shall be present); or

                           (b) At such time and place as may be fixed by consent in writing of all the Directors.

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          Section 3.7      Regular Meetings of the Board of Directors:

                                    Regular Meetings of the Board of Directors
                  shall be held at such time and place as shall be determined by a majority of the Board.

          Section 3.8      Special Meetings of the Board of Directors:

                                    Special Meetings of the Board of Directors
                  may be called by the Chairman of the Board, President or Secretary on at least two days' notice to each Director, either personally or by mail or by telegram, of the time and place of such Special Meeting. At the written request of two Directors, Special Meetings shall be called by the Chairman of the Board or President or Secretary in like manner and on like notice.

          Section 3.9      Adjournments of Meetings of the Board of
                           Directors:

                                    If a meeting of the Board of Directors is
                  adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

          Section 3.10     Powers of Board of Directors:

                       A. Organizational Meeting: At the first meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the Annual Meeting of shareholders, it shall be the duty of the Board of Directors to elect or appoint the officers of the Corporation.

                       B. General Powers: The Board of Directors shall have all the power and authority granted by law to Directors except as may be specifically excepted by the Articles or by these By-Laws.

                       C. Committees: The Board of Directors, by Resolution adopted by a majority thereof, may designate an Executive Committee and one or more other committees, each of which shall consist of at least two Directors and such other Directors as shall be appointed by the Board of Directors to serve as alternate members of any such Committee to replace any absent or disqualified member at any

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                  Committee Meeting. In the event that any member of any such
                  Committee shall be absent from or disqualified at such Meeting, the member or members thereof present at any such Meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the Meeting in the place of any such absent or disqualified member. Any such Committee shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the Resolution creating such Committee.

                          Section 3.11     Removal of Directors by Shareholders:

                                    Subject to the right of any class or series
                  of stock entitled to elect Directors separately, any Director may be removed from office, without assigning any cause, but only by the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

                           Section 4.1      Officers:

                                    The Officers of the Corporation shall be a
                  Chairman of the Board, a President, a Secretary, and a Treasurer, all of whom shall be elected or appointed by the Board of Directors. The Board of Directors may also elect one or more Vice-Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries. Any two or more offices may be held by the same person.

                                    The Board of Directors may at any time also
                  elect or appoint such other officers, assistant officers and agents as it shall deem necessary and as the needs of the Corporation may require. Such other officers, assistant officers and agents shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

                                    The Officers shall be elected each year at
                  the organization meeting of the Board of Directors, but if not so elected, they, and any assistant officers or agents the Board of Directors shall desire to appoint, may be elected from time to time during the year. It shall not be necessary for any officer of the Corporation to be a Director.

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                           Section 4.2      The Chairman of the Board - Powers
                                            and Duties:

                                    The Chairman of the Board shall, when
                  present, preside at all meetings of the Board of Directors and at all meetings of shareholders. Unless otherwise directed by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the Corporation to attend and act and vote at any meeting of the shareholders of any corporation in which the corporation may hold stock, and at any such meeting he shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which the Corporation, as the owner thereof, might have possessed and exercised if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                           Section 4.3      The President - Powers and Duties:

                                    The President shall be the Chief Executive
                  Officer of the Corporation. He shall have the customary duties of a chief executive officer with responsibility for general supervision and direction of the regular business and operations of the Corporation, subject to the overall supervision of the Board of Directors. He shall, when the Chairman of the Board is not present, preside at all meetings of the Board of Directors and at all meetings of the shareholders. Unless otherwise directed by the Board of Directors, the President shall, in the absence of the Chairman of the Board, have full power and authority on behalf of the shareholders of the Corporation to attend and act and vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which the Corporation, as the owner thereof, might have possessed and exercised if present. Further, unless otherwise directed by the Board of Directors, the President is authorized to execute in the name of the Corporation contracts and other documents requiring the signature of the Corporation. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                           Section 4.4      The Vice-President - Powers and
                                            Duties:

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                                    A Vice-President or Vice-Presidents shall be
                  elected by the Board of Directors, if the Board of Directors determines that such offices shall be created. The Vice-President (or, if there are more than one, then each Vice-President) shall have such powers and shall perform such duties as may from time to time be assigned to him or them by the Board of Directors or by the Chairman of the Board or by the President. Unless otherwise ordered by the Board of Directors, the Vice-President (or Vice-Presidents in order of their numbered designations) shall, in the case of death, resignation, absence or disability of the President, perform the duties of that Officer, until the return of the President, or until the disability shall have been removed or a new President shall have been elected.

                           Section 4.5      Treasurer - Powers and Duties:

                                    The Treasurer shall have the custody of all
                  the funds and securities of the Corporation which may come into his hands. When necessary or proper (unless otherwise ordered by the Board of Directors) he shall (a) endorse for collection on behalf of the Corporation, checks, notes and other obligations, (b) deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may designate and (c) sign all receipts and vouchers for payments made by the Corporation. He shall, at all reasonable times, exhibit his books and accounts to the Board of Directors of the Corporation upon the request of any Director, and he shall also, if so directed by the Board of Directors, annually prepare and submit to the Annual Meeting of the shareholders a full statement of the assets and liabilities of the Corporation and of its transactions during the preceding year, and he shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond for the faithful performance of his duties as may be required by the Board of Directors.

                           Section 4.6      Assistant-Treasurer - Powers and
                                            Duties:

                                    Each Assistant-Treasurer shall have such
                  powers and perform such duties as may be assigned to him by the Board of Directors.

                           Section 4.7      Secretary - Powers and Duties:


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                                    Unless otherwise ordered by the Board of
                  Directors, the Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in proper books to be kept for such purpose, and shall attend to the giving of all notices by the Corporation, including notices of meetings of shareholders and of the Board of Directors. He shall have charge of the share certificate books, transfer books, capital stock ledger and such other books and papers as the Board of Directors may direct. He shall in general perform all the duties incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

                           Section 4.8      Assistant Secretary - Powers and
                                            Duties:

                                    Each Assistant Secretary shall have such
                  powers and perform such duties as may be assigned to him or them by the Board of Directors.

                           Section 4.9      Removal and Vacancies:

                                    The Board of Directors shall have power to
                  remove any officer from office at any time and shall also have the power to fill any vacancies in any office occurring from whatever reason. Such power shall be exercised by a majority vote of the Directors in office at the time of such removal or vacancy, although less than a quorum.

                           Section 5.1      Share Certificates:

                                    Every shareholder of record shall be
                  entitled to a share certificate representing the shares owned by him, provided that the shares represented thereby shall have been fully paid for. Such share certificate shall be signed by the Chairman of the Board, President, or a Vice-President, and by the Secretary or Treasurer except where such share certificate is signed by a transfer agent or a registrar, in which case the signature of any officer of the Corporation upon such share certificate may be a facsimile, engraved or printed.

                           Section 5.2      Transfer of Share Certificates:

                                    The transfer of a share certificate and the shares

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                  represented thereby shall be made on the books of the
                  Corporation only by the registered owner thereof or by his attorney duly authorized in writing to make such transfer, and only upon surrender of such share certificate, which shall be canceled at the time of transfer.

                                    The Corporation shall be entitled to treat
                  the holder of record of any share certificate or certificates and the shares represented thereby as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share certificate or certificates and shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or by the Articles.

                           Section 5.3      Lost Share Certificate:

                                    The holder of any certificate representing
                  shares of stock of the Corporation shall immediately notify the Corporation of any mutilation, loss or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such holder upon the surrender of the mutilated certificate, or in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and deposit of indemnity by bond or otherwise in such form and amount and with such surety or sureties as the Board of Directors may require to indemnify the Corporation against loss or liability by reason of the issuance of such new certificate, but the Board may, in its discretion, refuse to issue such new certificates save upon the order of some court having jurisdiction in such matters.

                           Section 6.1      Fiscal Year:

                                    The fiscal year of the Corporation shall be
                  established by the Board of Directors.

                           Section 7.1      Indemnification:

                                  (a) The Corporation shall indemnify and hold harmless to the fullest extent permitted under the Pennsylvania Business Corporation Law, the Directors' Liability Act (the "DLA") and other applicable law, as

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                  such laws existed on the date this Section 7.1 was adopted by the Board Of Directors or, except as provided in Section 7.1(f) hereof, as such laws may thereafter by amended ("Pennsylvania Law"), any person who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation (collectively, for purposes of this Section 7.1 and Section
                  7.2 hereof, "Proceeding"), by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, or if a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, and may indemnify and hold harmless to the fullest extent permitted under Pennsylvania Law any person who was or is a party or was or is threatened to be made a party to such a Proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or, if any employee or agent of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, liability and loss (including, without limitation, attorneys' fees and disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with such Proceeding and any appeal therefrom: provided, that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.


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                           (b)  The Corporation may indemnify and hold harmless
                  to the fullest extent permitted under Pennsylvania Law any person who was or is a party or was or is threatened to be made a party to any Proceeding, by reason of any of his actions in a non-official capacity while serving as a director, officer, employee or agent of the Corporation, against expenses, liability and loss including, without limitation, attorneys's fees and disbursements, punitive and other damages, judgements, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature incurred by him in connection with such Proceeding and any appeal therefrom: provided, that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

                            (c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not, of itself, create a presumption that the persons's conduct constituted willful misconduct or recklessness.

                            (d) Expenses incurred by a director or officer in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of the Proceeding, provided that, if Pennsylvania Law requires, the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as mandated in this
                  Section 7.1 or otherwise. Expenses incurred by other employees and agents may be so paid to the extent provided by the Board of Directors, upon receipt of the foregoing undertaking by or on behalf of the employee or agent.

                            (e)  The indemnification provided by this Section
                  7.1 shall be in addition to and not exclusive of any other rights to which those seeking indemnification may be entitled under Pennsylvania Law, or under any By-Law,

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                  agreement executed by the Corporation, insurance policy, fund of any nature established by the Corporation, vote of shareholders or disinterested directors or otherwise. The indemnification so provided by this Section 7.1 or otherwise, may be granted whether or not the Corporation would have the power to indemnify such person under any provision of Pennsylvania Law other than the DLA.

                            (f)  The indemnification provisions of this Section
                  7.1 shall constitute a contract between the Corporation and each of its directors, officers, employees and agents who are or may be entitled to indemnification hereunder and who serve in any such capacity at any time while such provisions are in effect. Any appeal or modification of the indemnification provisions of this Section 7.1 shall not limit any such person's rights to indemnification (including the advancement of expenses) then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification with respect to Proceedings commenced after such repeal or modification based in whole or in part upon any such event, act or omission.

                            (g) The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 7.1 or otherwise.

                            (h) The Corporation may purchase and maintain insurance to insure its indemnification obligations on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 7.1 or under any provision of

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                  Pennsylvania Law other than the DLA.

                            (i)  The indemnification provided by this Section
                  7.1 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                            (j) If Section 7.1 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer, and may indemnify each employee or agent of the Corporation, as to expenses, liability and loss (including, without limitation, attorneys' fees and disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 7.1 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                           Section 7.2      Limitation on Directors' Personal
                                            Liability:

                            (a) To the fullest extent permitted under the DLA, as it existed on the date this Section 7.2 was adopted or, except as provided in subsection 7.2(e), as such law may thereafter be amended, a director of this Corporation shall not be personally liable for monetary damages as a result of any action or failure to act unless both: (1) the director has breached or failed to perform the duties of his office under
                  Section 8363 of the DLA: and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

                            (b) The provisions of this Section 7.2 shall not apply to: (1) the responsibility or liability of a director pursuant to any criminal statute: or (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

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                            (c)  The termination of any Proceeding by judgment,
                  order, settlement, conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not, of itself, create a presumption that the director breached or failed to perform the duties of his office under Section 8363 of the DLA and that the breach or failure to perform constituted self-dealing, willful misconduct or recklessness.

                            (d)  Notwithstanding the date of adoption of this
                  Section 7.2, the provisions of Section 7.2 shall apply to any action filed or breaches of performance of duty or any failure of performance of duty by any director on or after January 27, 1987.

                            (e) No amendment to or repeal of this Section 7.2 or the relevant provisions of the DLA shall reduce the limitation on directors' personal liability for or with respect to any events, acts or omissions of such director occurring prior to such amendment or repeal, including, without limitation, the limitation on personal liability with respect to any Proceedings commenced after such repeal or modification based in whole or in part upon any such event, act or omission.

                           Section 8.1      Amendments to By-Laws:

                                    The holders of all the shares outstanding
                  and entitled to vote may, by a majority vote, make, alter, amend or repeal any provision of these By-Laws at any Annual or Special Meeting duly convened after notice to the shareholder of the meeting to be held for such purpose, provided, however, that the affirmative vote of the holders of at least 80 percent of the combined voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class shall be required to alter, amend or repeal Sections 3.1, 3.4,
                  3.11 or this Section 8.1, or to adopt any provision inconsistent therewith.

                                    The Board of Directors, by a majority vote
                  of the members thereof, may make, alter, amend or repeal any provisions of these By-Laws at any Regular or Special Meeting, duly convened after notice to the Directors of such purpose. The shareholders shall

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                  have the right to change such action by a majority vote of the shareholders entitled to vote thereon at any Annual Meeting which may be duly convened for the purpose of changing such action, after notice to the shareholders entitled to notice thereof, provided, however, that the vote of the holders of at least 80 percent of the combined voting power of all of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to change such action with respect to Sections 3.1, 3.4, 3.11 or this Section 8.1.

                           Section 9.1      Control-Share Acquisitions:

                                    Subchapter G - "Control-Share Acquisitions"
                  of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes, as existing on July 18, 1990 or as may thereafter be amended, shall not be applicable to the Corporation.

                           Section 10.1     Disgorgement by Certain Controlling
                                            Shareholders:

                                    Subchapter H - "Disgorgement by Certain
                  Controlling Shareholders Following Attempts to Acquire Control" of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes, as existing on July 18, 1990 or as may thereafter be amended, shall not be applicable to the Corporation.


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